UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 24, 2007

PLURISTEM LIFE SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

001-31392

(Commission File Number)

98-0351734

(IRS Employer Identification No.)

MATAM Advanced Technology Park, Building No. 20, Haifa, Israel 31905

(Address of principal executive offices and Zip Code)

011-972-4-850-1080

Registrant's telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On May 22, 2007, we completed Assignment Agreements dated May 15, 2007 with each of Technion Research and Development Foundation Ltd., Shai Meretzki, Dr. Shoshana Merchav and Yeda Research and Development Ltd. (the “Assignors”), whereby the Assignors assigned to our company (the “Assignment”) the right to certain patent applications, patent license rights, patentable inventions, counterparts, re-issuances, re-examinations, continuations, continuations-in-art, divisions, extensions, whether or not filed, developed, derived or reduced to practice and any foreign counterparts thereof. The assignment completes the transfer of all intellectual property acquired from the Assignors in the Exclusive, World Wide Patent and Technology License and Assignment Agreement of May, 2003. In consideration of the Assignment, we paid an aggregate of $1,962,500 to the Assignors as follows:

Technion Research and Development Foundation Ltd.	$735,937
Yeda Research and Development Ltd.	$490,625
Dr. Shoshana Merchav	$367,969
Shai Meretzki	$367,969

Item 3.02. Unregistered Sales of Equity Securities.

On May 17, 2007, we closed a private placement consisting of 1,080,000,000 units of our securities at a price of $0.0125 per unit for gross proceeds of $13,500,000. Each unit consists of one common share in the capital of our company and one common share purchase warrant, with one such warrant entitling the holder to purchase one share of our common stock at a price of $0.025 per share for a period of five years. Of the $13,500,000, we have received all but $5,000,000, which is being paid in monthly installments over 10 months starting six months from closing

We issued the securities to 16 non-U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933) in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933 and to 37 US persons relying on Rule 506 of Regulation D promulgated under the 1933 Act.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective May 17, 2007, Mark Germain was appointed a director of our company.

Item 7.01. Regulation FD Disclosure.

On January 24, 2007, we adopted an amended stock option plan (the “Amended 2005 Option Plan”) for our directors and employees, reserving a total of 280,000,000 shares of our common stock for issuance pursuant to grants made under the Amended 2005 Option Plan.

Item 9.01. Financial Statements and Exhibits.

99.1	Amended 2005 Option Plan.
99.2	List of Subscribers.

10.1         Form of Assignment Agreement dated May 15, 2007 entered into with Technion Research and Development Foundation Ltd., Shai Meretzki and Dr. Shoshana Merchav.

10.2         Form of Assignment Agreement dated May 15, 2007 entered into with Yeda Research and Development Ltd.

10.3         Form of Subscription Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLURISTEM LIFE SYSTEMS, INC.

By: /s/ Zami Aberman

Zami Aberman, Chief Executive Officer

Date: May 24, 2007